EXHIBIT 99.1

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors
JDA Software Group, Inc.
14400 North 87th Street
Scottsdale, Arizona 85260

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex D to, and to the reference thereto under the captions “SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS — Opinions of Financial Advisors — Opinion of JDA’s Financial Advisor” and “THE MERGER — Opinion of JDA’s Financial Advisor” in, the Joint Proxy Statement/Prospectus relating to the proposed merger involving JDA Software Group, Inc. (“JDA”), CVP2 Corp. and QRS Corporation, which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of JDA. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

July 26, 2004